EXHIBIT (3)(b)
TASTY BAKING COMPANY

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AMENDED AND RESTATED
BY-LAWS
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ARTICLE I
OFFICES

Section 1.  Registered Office.  The principal office shall be at 2801 Hunting Park Avenue in the City of Philadelphia, Commonwealth of Pennsylvania or at such other place as the Board of Directors may, from time to time, designate.  The location of the principal office shall, at all times, be within the limits of the Commonwealth of Pennsylvania.

Section 2.  Other Offices.  The corporation may also have offices at such other places both within and without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1.  Place of Meetings.  All meetings of the shareholders shall be held in the City of Philadelphia, Pennsylvania, or at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may designate.

Section 2.  Annual Meeting.  The annual meeting of the shareholders shall be held on such day in the months of April, May or June as the Board of Directors shall designate when they shall elect directors and transact such other business as may properly be brought before the meeting.  Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by shareholders at an annual meeting of the shareholders may be made (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Article II, Section 2, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article II Section 2.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of Section 2 of this Article II, the shareholder must have (1) given timely notice thereof in writing to the Secretary of the Company, and (2) such other business must otherwise be a proper matter for shareholder action.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal office of the Company, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; providing, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the first anniversary date of the preceding year’s annual meeting, notice by the shareholder to be timely must be so received not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which the public announcement of the date of such annual meeting is first made by the corporation.  In no event shall the adjournment of an annual meeting commence a new time period for the giving of shareholder’s notice as described above.

 A shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to any other business that the shareholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by each of such shareholder and such beneficial owner and (iii) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent to a shareholder proposal.

Section 3.  Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation may be called at any time by the Chairman of the Board or a majority of the Board of Directors, or shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the corporation.  Such request shall state the purpose or purposes of the proposed meeting.  Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not less than ten nor more than sixty days thereafter, as the Secretary may fix.  If the Secretary shall neglect to issue such call, the person or persons making the request may issue the call.  The business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice thereof.  Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Article II, Section 3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Article II, Section 3.  In the event a special meeting of shareholders is called for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such positions, as specified in the Company’s notice of meeting, if the shareholder’s notice complying with the requirements of this Article II is delivered to the Secretary at the principal office of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.  In no event shall the adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 4.  General.

(A) Only person nominated in accordance with the procedures set forth in this Article II shall be eligible to serve on the Board of Directors and only such business shall be conducted at a meeting of shareholders as shall have been properly brought before the meeting in accordance with the procedures set forth in this Article II.  Except as otherwise provided by law, the Articles of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures prescribed by this Article II and, if any proposed nomination or business is not in compliance with this Article II, to declare at the meeting that the defective nomination or proposal shall be disregarded.

(B).  For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire,  or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

(C)  Notwithstanding the foregoing provisions of this By-law, a shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Article II.  Nothing  in this Article II shall be deemed to affect any right of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the 1934 Act.

Section 5.  Notice of Meetings.  Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be served upon or mailed, postage prepaid, at least ten days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder.

Section 6.  List of Shareholders.  The officer having charge of the transfer books for shares of the corporation shall prepare and make at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to notice of the meeting and a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each which lists shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 7.  Quorum; Adjournments.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the articles of incorporation or by these by-laws.  If, however, any meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors such meeting may be adjourned from day to day or for such longer periods not exceeding fifteen days each as the holders of a majority of the votes present in person or by proxy and entitled to vote shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.  At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.  Voting.  When a quorum is present or represented at any meeting, any action to be taken shall be authorized by a majority of the votes cast at such a meeting by all shareholders entitled to vote thereon, unless the question is one upon which, by express provision of the statutes or of the articles of incorporation or of these by-laws, a different vote is required in which case such express provision shall govern and control the decision of such question.  In each election for directors, every shareholder entitled to vote shall have the right, in person or by proxy, to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates.  The candidates receiving the highest number of votes up to the number of directors to be elected shall be elected.

Section 9.  Proxies.  Each shareholder shall at every meeting of the shareholders be entitled to vote in person or by proxy, but no proxy shall be voted on after three years from its date, unless coupled with an interest, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, transferees of shares which are transferred on the books of the corporation within ten days next preceding the date of such meeting shall not be entitled to vote at such meeting.

Section 10.  Judges of Election.  In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof.  If judges of election be not so appointed, the chairman of any such meeting may and, on the request of any shareholder entitled to vote or his proxy, shall make such appointment at the meeting.  The number of judges shall be one or three.  If appointed at a meeting on the request of one or more shareholders entitled to vote or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed.  No person who is a candidate for office shall act as a judge.  The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder entitled to vote or his proxy.  If there be three judges of election, the decision, act or certificate of a majority, shall be effective in all respects as the decision, act or certificate of all.

ARTICLE III
BOARD OF DIRECTORS

Section 1.  General Powers.  The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised and done by the shareholders.

Section 2.  Size of Board; Election of Directors; Board Classification.  The number of directors which shall constitute the board shall never be less than three (3) and shall never be more than ten (10).  The Board of Directors may by a vote of not less than a majority of the authorized number of directors increase or decrease the number of directors from time to time, without a vote of the shareholders; provided, however, that any such decrease shall not eliminate any director then in office.  Effective with the election of directors at the annual meeting of shareholders to be held in 1986, the directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in these by-laws; one class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1988, and another class to hold office initially for a term expiring at the annual meeting of shareholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified.  The number of directors in each class shall be determined by a vote of not less than a majority of the authorized number of directors.  At the annual meeting of shareholders of the corporation to be held in 1987 and thereafter, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a three year term and until their successors are elected and qualified.

Section 3.  Removal of Directors.  Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to remove any director from office without assigning any cause for such removal at any annual or special meeting of shareholders.  Except as otherwise prescribed in the articles of incorporation, notwithstanding anything contained in these by-laws to the contrary, and notwithstanding the fact that a lesser percentage may be permitted by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provisions inconsistent with, or repeal Section 2 or Section 3 of this Article III, or any provision thereof at any annual or special meeting of shareholders.

Section 4.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.  Any director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 5.  Chairman of the Board.  The Board of Directors, immediately after each annual meeting of shareholders, shall elect a Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the Board of Directors and all meetings of the shareholders and shall perform such other duties and have such other powers as the Board of Directors may prescribe from time to time.  The Chairman of the Board need not be an employee of the corporation.

Section 6.  Regular Meetings.  The Board of Directors of the corporation may hold regular meetings either within or without the Commonwealth of Pennsylvania.  Regular meetings of the Board of Directors may be held at the principal office of the corporation or at such other place and at such times as shall from time to time be determined by the board.  Notwithstanding the foregoing, the first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of the shareholders at the corporation’s principal office unless a different time and place shall be fixed by the shareholders at the meeting at which such directors were elected and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present.  In the event such meeting is not held at such time and place, or in the event of the failure of the shareholders to fix a different time or place for such first meeting of the newly elected Board of Directors, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for such meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7.  Special Meetings.  The Board of Directors of the corporation may hold special meetings either within or without the Commonwealth of Pennsylvania.  Special meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer on one day’s notice to each director, either personally or by mail, by telegram or by telecopier; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of two directors, which request shall state the purpose or purposes of the proposed meeting.

Section 8.  Quorum.  At all meetings of the board a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may be otherwise specifically provided in these by-laws, by statute or by the articles of incorporation.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.  Action by Consent.  If all the directors shall severally or collectively consent in writing to any action to be taken by the corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors.

Section 10.  Emergency Action.  In the event a national disaster or national emergency is proclaimed by the President or Vice-President of the United States, the directors, even though there may be less than a quorum present, may take all actions which they could have taken if a quorum had been present.

Section 11.  Telephonic Meeting.  One or more directors may participate in a meeting of the board or any committee of the board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other.

Section 12.  Executive Committee.  The Board of Directors may, by resolution passed by a majority of the whole board, designate two or more of its number to constitute an Executive Committee which, to the extent provided in such resolution shall have and exercise the authority of the Board of Directors in the management and business of the corporation.  Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.  The Executive Committee shall keep regular minutes of its proceedings and report the same to the board when required.

Section 13.  Other Committees.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more additional committees, each committee to consist of two or more of the directors.  Any such committee shall have such powers as are granted to it by such resolution of the board or by subsequent resolutions passed by a majority of the whole board.  Nothing herein shall limit the authority of the Board of Directors to appoint other committees consisting, in whole or in part, of persons who are not directors to carry out such functions as the board may designate.  Unless otherwise provided in any resolution of the Board of Directors designating a committee pursuant to this Section 13 of Article III, a quorum for the transaction of business by such committee shall be fifty percent of the members of such committee then in office, and the acts of a majority of the members of such committee present at any meeting for which there is a quorum shall be the acts of the committee.  All such committees shall keep regular minutes of their proceedings and report the same to the board when required.

Section 14.  Compensation.  The Board of Directors shall have the power to fix, and from time to time to change, the compensation of the directors of the corporation which compensation may include, but is not limited to, an annual retainer fee and a fee for attendance at regular or special meetings of the board and of any committees of the board.

Section 15.  Director Emeritus.  Upon retirement from the Board of Directors, the Board of Directors may elect a director to the position of Director Emeritus.  The Director Emeritus shall serve for a one year term and may be re-elected by the Board of Directors for one further one year term but may not serve for more than two such one year terms.  The Director Emeritus (i) shall not be entitled to receive the directors’ annual retainer fee, (ii) shall be entitled to attend meetings of the Board of Directors and to be paid the regular attendance fee therefore, and (iii) shall have no vote at such meetings or responsibility for actions taken by the Board of Directors.

ARTICLE IV
NOTICES AND WAIVERS

Section 1.  Notices.  Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given at the time when the same shall be mailed.  Notice to directors may also be given by telegram or by telecopier.

Section 2. Waivers.  Whenever any notice is required to be given under the provisions of the statutes or of the articles of incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1.  Appointment of Officers.  The officers of the corporation shall be chosen annually by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer who need not be members of the Board.  The Board of Directors may choose additional vice presidents and one or more assistant secretaries and assistant treasurers.  The Board of Directors may also appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.  The officers of the corporation shall hold office until their successors are chosen and qualify.

Section 2.  Compensation.  The salaries of all officers of the corporation shall be fixed by the Board of Directors.

Section 3.  Removal and Vacancies.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote or a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4.  Chief Executive Officer.  The Chief Executive Officer shall have general supervisory responsibility and authority over the officers of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall preside at all meetings of the Board of Directors in the absence of the Chairman, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.  The Board of Directors shall determine the person or persons who shall perform the duties and exercise the powers of the Chief Executive Officer in the absence or disability of the Chief Executive Officer.  The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 5.  President.  The President shall be the chief operating officer of the corporation, shall, under the direction of the Chief Executive Officer, have general and active management of the business of the corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.  The Board of Directors shall determine the person or persons who shall perform the duties and exercise the powers of the President in the absence or disability of the President.

Section 6.  Vice President.  The Vice President or Vice Presidents shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

Section 7.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation and affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant Secretary.

Section 8.  Assistant Secretary. The assistant Secretary, or if there are more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.  Treasurer.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements; shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation; and if required by the Board of Directors, shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 10.  Assistant Treasurer.  The assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI
SHARES

Section 1.                      Certificates; Uncertificated Shares.  Shares of stock of the corporation may be certificated or uncertificated, and shall be entered in the books of the corporation and registered as they are issued.  Any certificate representing shares of stock shall be numbered, exhibit the name of the registered holder and the number and class of shares and series, if any, represented thereby and the par value of each share or a statement that such shares are without par value as the case may be.  Every certificate shall be signed by the Chairman of the Board or President and the Treasurer or Secretary and shall be sealed with the corporate seal which may be facsimile, engraved or printed.  Within a reasonable period of time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice that shall contain the information required to be set forth or stated on certificates by the Articles of Incorporation, these By-Laws or by the Pennsylvania Business Corporation Law of 1988, as amended (or any successor statute).  Except as otherwise expressly provided by applicable law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

Section 2.                      Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or (2) by a transfer agent and/or registrar, the signature of such Chairman of the Board or President and Treasurer or Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or person who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 3.                      Lost Certificates.  The Board of Directors or President shall direct a new certificate or certificates, or uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, destroyed or wrongfully taken.  When authorizing such issue of a new certificate or certificates, or uncertificated shares, the Board of Directors or President may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or wrongfully taken certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken.

Section 4.  Transfer Agents and Registrars.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars on behalf of the corporation.

Section 5.                      Transfer of Shares.

(a)           Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

(b)           Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, it shall be the duty of the corporation to cancel such uncertificated shares, issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, and record the transaction upon its books.

Section 6.  Record Date.  The Board of Directors may fix a time, not more than seventy-five days, prior to the date of any meeting or shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares.  In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.  The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the corporation or supplied by him to the corporation for the purpose of notice.

Section 7.  Registered Shareholders.  The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amount to bad faith.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 1.  Indemnification.

(a)           The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)           The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Common Pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Common Pleas or such other court shall deem proper.

Section 2.  Determination of Indemnification.  Indemnification under Sections 1(a) and 1(b) of this Article shall be made by the corporation when ordered by a court or upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections.  Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 3.  Additional Indemnification.  In addition to and notwithstanding the limited indemnification provided in Sections 1(a) and 1(b) of this Article, the corporation shall indemnify and hold harmless its present and future officers and directors of, from and against any and all liability, expenses (including attorneys’ fees), claims, judgments, fines and amounts paid in settlement, actually incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including but not limited to any action by or in the right of the corporation), to which such person is, was or at any time becomes, a party, or is threatened to be made a party, by reason of the fact that such person is, was or at any time becomes a director or officer of the corporation, or is or was serving or at any time serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other person of any nature whatsoever.  Nothing contained in this Section 3 shall authorize the corporation to provide, or entitle any officer or director to receive, indemnification for any action taken, or failure to act, which action or failure to act is determined by a court to have constituted willful misconduct or recklessness.

Section 4.  Advance of Expenses.  Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1(a), 1(b) and 3 of this Article shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Section 5.  Heirs, Executors and Administrators.  The indemnification, advancement of expenses and limitation of liability provided in this Article shall continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6.  Rights Not Exclusive.  Nothing herein contained shall be construed as limiting the power or obligation of the corporation to indemnify any person in accordance with the Pennsylvania Business Corporation Law as amended from time to time or in accordance with any similar law adopted in lieu thereof.  The indemnification and advancement of expenses provided under this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

Section 7.  Indemnification Rights under Pennsylvania Business Corporation Law.  The corporation shall also indemnify any person against expenses, including attorneys’ fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Pennsylvania Business Corporation Law as amended from time to time or under any similar law adopted in lieu thereof.

Section 8.  Reliance.  Any person who shall serve as director, officer, employee or agent of the corporation or who shall serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge of and in reliance upon the rights of indemnification provided in this Article, in the Pennsylvania Business Corporation Law as amended from time to time and in any similar law adopted in lieu thereof.

Section 9.  Insurance.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

Section 10.  Limitation of Directors’ Liability.  No director of this corporation shall be personally liable for monetary damages as such for any action taken or failure to take any action, on or after January 27, 1987, unless (a) the director has breached or failed to perform the duties of his office under Section 8363 of Title 42 of the Pennsylvania Consolidated Statutes Annotated (relating to the standard of care and justifiable reliance of directors); and (b) the breach or failure to perform constitutes self dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 10 shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE VIII
GENERAL PROVISIONS

Section 1.  Dividends.  Dividends upon the shares of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the articles of incorporation.

Section 2.  Reserves.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.  Annual Report.  The directors shall send, or cause to be sent, to the shareholders, within one hundred twenty (120) days after the close of the fiscal year of the corporation, a financial report as of the closing date of the preceding fiscal year.

Section 4.  Checks.  All checks or demands for money and notes of the corporation shall be signed manually or by facsimile signature of such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6.  Seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.  Shareholder Equity Protection Act.  In accordance with Section 910A(1) of the PA Business Corporation Law, the provisions of Section 910 shall not apply to the corporation.

Section 8.  1990 Anti-Takeover Amendments to Pennsylvania Business Corporation Law.

(a)           The provisions of Section 1715 of Title 15 of the Pennsylvania Consolidated Statutes shall be applicable to the corporation.

(b)           Subchapter G of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes as enacted by Act No. 36 of 1990, shall not be applicable to the corporation.

(c)           Subchapter H of Chapter 25 of Title 15 of the Pennsylvania Consolidated Statutes as amended by Act No. 36 of 1990, shall not be applicable to the corporation.

ARTICLE IX
AMENDMENTS

Section 1.  Amendments.   These by-laws may be altered, amended or repealed by a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose or by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action by the directors.